CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated October 11, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-18505 and 811-09160) of Alliance High Yield Fund, Inc.

                                         ERNST & YOUNG LLP


New York, New York

October 23, 2002



00250.0233 #357395